BYLAWS
OF
VICAPSYS, INC.

ARTICLE 1
CORPORATE OFFICES

1. Principal and Registered Offices. The principal office of the Corporation shall be located at such place as the Board of Directors may specify from time to time. The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the provisions of Section 607.0501 of the Florida Business Corporation Act (the "Act").

2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine.

ARTICLE 2
MEETINGS OF SHAREHOLDERS

1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of Florida, as the Board of Directors shall designate. In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Corporation.

2. Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the annual meeting, directors shall be elected and any other proper business may be transacted.

3. Special Meeting. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by: (a) a majority of the Board of Directors; or (b) the holders of shares holding at least thirty percent (30%) of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, in which case any such request by shareholders shall state the purpose of the proposed meeting.

4. Notice of Meetings. Written or printed notice, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting, except that no notice of a meeting need be given to any shareholder if and to the extent that notice to such shareholder is excused or otherwise not required to be given under applicable law. Such notice shall be given either personally or by first-class mail, or by email or other electronic communication if and to the extent the shareholder has authorized such electronic communication and furnished the Corporation with appropriate transmission information for such communication, or by any other form and manner of written communication permitted by applicable law. If notice is mailed at

least 30 days before the date of the meeting, the notice may be mailed by a class of United States mail other than first class. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by electronic communication or other permitted form and manner of written communication.

5. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy expressly provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 607.0722 of the Act (or any successor statute).

6. Quorum. Except as otherwise provided by law, the holders of issued and outstanding shares holding a majority of the votes entitled to be cast at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, either (a) the chairman of the meeting or (b) the holders of shares holding a majority of the votes present and which would be entitled to be cast at the meeting if a quorum were present shall have the power to adjourn the meeting in accordance with Article 2, Section 7 of these Bylaws. If a quorum is initially present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the shareholders initially constituting a quorum for that meeting.

7. Adjourned Meeting. When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record as of such new record date entitled to vote at the meeting.

8. Voting of Shares. Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except as otherwise provided in the Articles of Incorporation of the Corporation in effect from time to time. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or these Bylaws, if a quorum is present: (a) directors shall be elected by a plurality of the votes entitled to be cast by the holders of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast in favor of the matter by the holders of shares represented at the meeting (in person or by proxy) and entitled to vote on the matter exceed the votes cast opposing the action.

9. Shareholder Nominations and Proposals. Nominations for election as a director and proposals for shareholder action may be made only by shareholders of the Corporation of record at the time of the giving of notice provided for herein and shall be made in writing and

shall be delivered or mailed to the Secretary of the Corporation: (a) in the case of an annual meeting of shareholders that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date; and (b) in the case of an annual meeting of shareholders that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders, not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification shall contain a written statement of the shareholder's proposal and of the reasons therefor, his or her name and address and number of shares owned, and, in the case of the nomination of a director, nominations shall be accompanied by the nominee's written consent to being named a nominee and to serving as a director if elected and shall contain the following information to the extent known by the notifying shareholder: (i) the name, age and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the nominee's qualifications to serve as a director; (iv) during any period in which the Corporation has a publicly-traded class of securities outstanding and is subject to reporting obligations under the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act"), such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residential address of the notifying shareholder; and (vi) the number of shares owned by the notifying shareholder. During any period in which the Corporation has a publicly-traded class of securities outstanding and is subject to reporting obligations under the 1934 Act, any shareholder making any such proposal shall also comply with all applicable requirements of the 1934 Act. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his or her discretion, and upon the chairman's instructions all votes cast for each such nominee or for such proposal may be disregarded.

10. Action without Meeting. Any action that the shareholders could take at a meeting may be taken without a meeting, without prior notice and without a vote if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The Corporation shall give notice of any action so taken within ten (10) days of the date of such action to those shareholders entitled to vote thereon who did not give their written consent and to those shareholders not entitled to vote thereon.

11. Record Date for Shareholder Notice. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders. Such record date shall not precede the date on which the Board of Directors adopted the resolution fixing the record date and shall not be more than seventy (70) days nor less than ten (10) days prior to the date of such meeting. If the Board of Directors does not fix a record date, then (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding

the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent with respect to such action is delivered to the Corporation, unless a different record date is prescribed under applicable law. The determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

12. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order and by voting group (if applicable), and showing the address of each shareholder, the number and class and series (if applicable) of shares registered in the name of each shareholder and the number of votes to which each shareholder is entitled. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the Corporation's principal office or at a place specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

13. Inspectors of Elections.

14. Appointment of Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, appoint inspectors of election at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

15. Duties of Inspectors. The inspectors of election shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots; (ii) receive votes, ballots or consents, count and tabulate all votes and ballots, determine the results, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and (iii) do all such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

16. Action of Inspectors. If there are two (2) or more inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

17. Report of Inspectors. On request of the chairman of the meeting or of any shareholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.

ARTICLE 3
BOARD OF DIRECTORS

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by law, the Articles of Incorporation of the Corporation or these Bylaws.

2. Number, Term and Qualification. The number of directors of the Corporation shall be no fewer than one (1) and no more than nine (9), and within those limits shall be determined from time to time by resolution adopted by the Board of Directors; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors shall be elected annually at the annual meeting of shareholders of the Corporation. Each director shall hold office until the next annual meeting of shareholders at which the director's term expires and until the director's successor is elected and qualified, or until his or her earlier death, resignation or removal pursuant to these Bylaws. Directors shall be natural persons 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

3. Removal. Except as provided in the Articles of Incorporation or under applicable law, directors may be removed from office with or without cause by a vote of the holders of shares holding a majority of the votes then entitled to be cast at a meeting of shareholders for the election of directors, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

4. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

5. Vacancies. Any vacancies occurring on the Board of Directors for any reason (including death, resignation, disqualification, removal or other causes) and any newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by the shareholders of the Corporation. Any director elected in accordance with the foregoing provisions shall hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified, or until his or her earlier death, resignation or removal pursuant to these Bylaws.

6. Compensation. Directors and members of committees may receive such compensation, if any, for their services in those respective capacities, and may be reimbursed for expenses of attendance at meetings of the Board or of a committee in such manner and to such extent, as may be fixed or determined by resolution of the Board of Directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE 4
MEETINGS OF DIRECTORS

1. Annual Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the shareholders at the place where such meeting is held. Notice of annual meetings shall not be required.

2. Regular Meetings. The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday. Regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be determined by resolution of the Board of Directors. Notice of regular meetings shall not be required.

3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the Secretary or any two (2) directors. Such meetings may be held at the time and place designated in the notice of the meeting.

4. Notice of Special Meetings. Notice of the time and place of special meetings shall be given to each director: (a) in a writing mailed not less than five (5) days before such meeting addressed to the residence or usual place of business of the director; (b) by facsimile, telecopy or telegram sent not less than two (2) days before such meeting to the residence or usual place of business of the director; (c) in person or by telephone delivered not less than one (1) day before such meeting; or (d) by electronic mail or other electronic means, during normal business hours, not less than one (1) day before such meeting. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called and announces such objection at the beginning of the meeting or promptly upon his or her arrival at the meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

5. Quorum. A majority of the number of Board seats then authorized by the Board of Directors pursuant to Article 3, Section 2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is initially present, the Board of Directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken is approved by a majority of the directors initially constituting a quorum for that meeting.

6. Adjourned Meeting. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of holding an adjourned meeting of the Board of Directors need not be given unless the meeting is adjourned for more than forty-eight (48) hours. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article 4, Section 4 of these Bylaws, to the directors who were not present at the time of the adjournment.

7. Manner of Acting. Except as otherwise provided by law, these Bylaws or the Articles of Incorporation of the Corporation, the act of the majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.

8. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, whether done before or after the action is taken. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any articles, certificates or documents filed with the Secretary of State or Department of State of Florida, or any other state wherein the Corporation may do business.

9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

10. Meeting by Use of Conference Telephone. Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 5
COMMITTEES

1. Designation of Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these Bylaws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such

committee shall have the power or authority to: (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; (d) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee to do so within specifically prescribed limits; or (e) adopt, amend or repeal these Bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

2. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors when required.

3. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article 4 of these Bylaws: Section 2 (regular meetings), Section 3 (special meetings), Section 4 (notice of special meetings), Section 5 (quorum), Section 6 (adjourned meeting), Section 7 (manner of acting), Section 8 (action without meeting) and Section 10 (meeting by use of conference telephone), with such changes in the context of such Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE 6
OFFICERS

1. Titles. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may also elect a Controller and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it shall deem necessary. Except as otherwise provided in these Bylaws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual.

2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board held each year immediately following the annual meeting of the shareholders, and each officer shall hold office until the next annual meeting at which officers are to be elected and until the officer's successor is elected and qualified, or until his or her earlier resignation or removal pursuant to these Bylaws.

3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors, but removal shall be without

prejudice to any contract rights of the individual removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4. Resignation. Any officer of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

5. Vacancies. Any vacancies among the officers for any reason (including death, resignation, disqualification, removal or other causes) may be filled by the Board of Directors in the manner prescribed in these Bylaws for regular elections to that office.

6. Compensation. The compensation of the officers shall be fixed by or under the direction of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

7. Chairman of the Board. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors. The Chairman of the Board may but need not be an employee of the Corporation. If not elected Chief Executive Officer, the Chairman of the Board shall have such other authority and shall perform such other duties as may from time to time be conferred upon him or her in these Bylaws or by the Chief Executive Officer.

8. Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation, shall have final decision-making authority in the conduct of all business affairs of the Corporation, and shall preside at meetings of the shareholders. The Chief Executive Officer may perform such acts, not inconsistent with applicable law or the provisions of these Bylaws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

9. President. The President shall have responsibility for the day-to-day operations of the business of the Corporation and shall report to the Chief Executive Officer. The President may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws, and in the event of the disability or death of the Chief Executive Officer, he or she shall perform the duties of the Chief Executive Officer unless and until a new Chief Executive Officer is elected by the directors.

10. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his or her position as a director. The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

11. Vice Presidents. Each Vice President shall have such powers and perform such duties as shall be assigned to him or her by the Board of Directors.

12. Secretary. The Secretary shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders and of the Board of Directors and shall give all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, at the principal office of the Corporation a record of shareholders, showing the name and address of each shareholder and the number, class and series (if applicable) of the shares held by each shareholder. The Secretary shall sign such instruments as may require the signature of the Secretary and in general may perform such acts, not inconsistent with applicable law or the provisions of these Bylaws, usually performed by the secretary of a corporation. The Secretary shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

13. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

14. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of receipts and disbursements. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall also have such powers and perform such duties incident to the office as may be assigned from time to time by the Board of Directors.

15. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

16. Controller and Assistant Controllers. The Controller shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. The Controller shall report to the Chief Financial Officer. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

17. Voting of Stock Held by Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which this Corporation holds stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation may possess and exercise. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE 7
CAPITAL STOCK

1. Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Articles of Incorporation of the Corporation as shall be approved by the Board of Directors. The certificates shall be consecutively numbered or otherwise identified. The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Each certificate shall be signed by the Chairman of the Board, Chief Executive Officer or President and by the Treasurer or any Assistant Treasurer, or by the Secretary or any Assistant Secretary; provided, that if a certificate is signed by a transfer agent of the Corporation, the signatures of such officers of the Corporation upon the certificate may be by facsimile, engraved or printed.

2. Transfer of Shares. Transfer of record of shares of stock of the Corporation shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

3. Restrictions on Transfer of Shares. The Corporation shall have the power to enter into and perform any agreement with any shareholders of the Corporation to restrict the transfer of shares of stock of the Corporation of anyone or more classes owned by such shareholders in any manner not prohibited by the Act.

4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

5. Regulations. The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

6. Lost Certificates. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction. When authorizing issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed, or may agree to accept a written

indemnification agreement from the claimant in lieu of a bond; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond or written indemnification.

ARTICLE 8
GENERAL PROVISIONS

1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, subject to any applicable requirements set forth in the Articles of Incorporation of the Corporation.

2. Record Date for Purposes Other Than Shareholder Notice. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than seventy (70) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto, unless a different record date is prescribed under applicable law.

3. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these Bylaws, the Articles of Incorporation of the Corporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

4. Depositories and Checks. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

5. Bond. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

6. Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as

the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

7. Fiscal Year. The fiscal year of the Corporation shall be the period ending on December 31 of each year or such other period as the Board of Directors shall from time to time determine.

8. Indemnification of Directors and Officers. Persons serving as officers and directors of the Corporation shall be indemnified to the fullest extent provided by law, as provided in the Articles of Incorporation of the Corporation. In addition, the Board of Directors in its discretion may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the Act.

9. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted either (a) by the affirmative vote or written consent of the holders of shares holding a majority of the votes entitled to be cast at any meeting of shareholders or (b) by resolution adopted by the affirmative vote or written consent of directors holding not less than a majority of the number of board seats then authorized by the Board of Directors pursuant to Article 3, Section 2 of these Bylaws.

* * * * *

CERTIFICATE

I, the undersigned, certify as follows:

1. I am the duly elected Chief Executive Officer of Vicapsys, Inc., a Florida corporation.

2. The annexed Bylaws, consisting of fourteen (14) pages, including this page, are the Bylaws of the Corporation as duly adopted by the Board of Directors of the Corporation effective as of April 19, 2013, and said Bylaws have not been modified or rescinded and are at the date of this Certificate in full force and effect.

IN WITNESS WHEREOF, I have executed this Certificate on May 13, 2014.

____

Steve Gorlin, Chief Executive Officer